                                                                   EXHIBIT 10.22



                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 15th day of May, 1998, by and between DMJK BUSINESS SERVICES, INC., a Missouri Corporation ("Old DMJK"), and TERRENCE E. PUTNEY (the "Employee").

                                    RECITALS

                  WHEREAS, Old DMJK is a wholly owned subsidiary of HRB BUSINESS SERVICES, INC. ("HRB Business Services"), which is in turn a wholly owned subsidiary of H&R BLOCK GROUP, INC. ("Group"); and Old DMJK is engaged in the provision of business services to the general public;

                  WHEREAS, Employee is a Certified Public Accountant ("CPA") who desires employment by Old DMJK to provide certain business services to clients or customers of Old DMJK;

                  WHEREAS, Employee is also employed by and is a shareholder of Donnelly Meiners Jordan Kline, P.C. (Employee and such other shareholders of Donnelly Meiners Jordan Kline, P.C. who are also employees of Old DMJK being sometimes herein referred to as "Shareholder CPAs") an accounting firm licensed as a CPA firm by the Board of Accountancy of the State of Missouri ("New DMJK"); and

                  WHEREAS, Old DMJK and Employee desire to evidence the terms and conditions of their relationship.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                  1. EMPLOYMENT. Old DMJK and Employee confirm that Employee is an Employee of Old DMJK pursuant to all the terms and conditions of this Agreement.

                  2. TERM. The term of the Employee's employment and of this Agreement shall commence on the date hereof and, if not sooner terminated pursuant to the terms hereof, shall expire on that date which is five years after the date hereof (the "Initial Term"). Thereafter, such employment and this Agreement shall continue pursuant to the terms hereof from year to year, subject to termination, with or without cause, upon ninety (90) days prior written notice by either party or as otherwise set forth in Section 9 herein. The term of this Agreement, including references to the Initial Term, will be hereafter referred to as the "Term."

                  3. DUTIES.

                     3.1 DUTIES OF EMPLOYEE. Employee shall render such lawful services for Old DMJK and its customers or clients as are from time to time reasonably requested of Employee and assigned to Employee by Old DMJK (the "Services"). The duties of the

Employee may be changed from time to time by Old DMJK after consultation with Employee. Old DMJK and Employee intend that Employee shall perform for Old DMJK only those Services which do not constitute the performance of attestations and services related thereto or any other services for which a Certified Public Accountant ("CPA") certificate and license (for either Employee or Old DMJK) are required by either the laws of the State of Missouri or Kansas, whichever state's law is applicable ("Public Accounting Services"). Also, Old DMJK and Employee intend that Employee shall only be required to perform for Old DMJK services of a type reasonably consistent with those traditionally performed by CPAs (other than those services required to be performed by New DMJK pursuant to law or rules of the State Board of Accounting) generally, including, without limitation, accounting, bookkeeping, write up, tax preparation, administration, supervision, marketing, promotion and training. Old DMJK shall not require Employee to relocate outside the Kansas City metropolitan area. All fees for provision of the Services by Employee pursuant to this Agreement shall belong and be payable to Old DMJK; provided, however, that if Employee provides services to or is employed by New DMJK whether or not pursuant to a management or similar agreement between Old DMJK and New DMJK, fees earned from providing services as an employee of New DMJK shall be retained by New DMJK or forwarded to Old DMJK as the management or other agreement may provide. However, no fees paid for Public Accounting Services shall be paid directly to Old DMJK. Old DMJK specifically approves employment of Employee by New DMJK provided that the only services which Employee provides for New DMJK shall be those services which both Employee and New DMJK must have licenses from the State of Missouri Board of Accountancy to provide. Employee shall, in addition to the duties described above:


                           (a) Keep or cause to be kept, appropriate records,
               reports, claims and correspondence ("Records") necessary and appropriate in connection with the Services provided by Employee hereunder. All such Records shall belong to Old DMJK;

                           (b) Promote, to the extent permitted by law, the
               business of Old DMJK;

                           (c) Perform all acts necessary to maintain all of
               Employee's skills at an appropriate level; and

                           (d) Maintain all licenses or certifications
               necessary for Employee to hold Employee out as a CPA and to perform attestations in Missouri and/or Kansas.

                    3.2 PERFORMANCE IN GOOD FAITH. The Employee will, to the best of the Employee's abilities, competently, with diligence, in good faith and with integrity, devote Employee's business time, attention, energy and skill necessary to the fulfillment of Employee's duties hereunder.

                    3.3 POLICIES AND PROCEDURES. The Employee will be subject to such policies and procedures as are from time to time established by Old DMJK or its direct or indirect parent companies for employees of Old DMJK generally.

                    3.4 CHARITABLE AND COMMUNITY ACTIVITIES. It is hereby acknowledged that, subject to Section 7 hereof, the Employee may either presently, or in the future, be involved in charitable or community activities so long as such other activities do not interfere with the performance by the Employee of Employee's duties hereunder and such involvement is in conformity with the Code of Business Ethics and Conduct of H&R Block, Inc., as the same may be amended from time to time.

               4. EMPLOYEE COMPENSATION. Employee shall receive that portion of the consideration identified in this Article 4 as is allocated to Employee pursuant to subsections 4.1.(b), 4.2(e), 4.3(d) and 4.4(e) below.

                  4.1 ANNUAL AGGREGATE COMPENSATION. Old DMJK shall annually pay an aggregate amount to the Shareholder CPAs identified in Schedule 4.1 (which may be amended from time to time by New DMJK subject to prior approval by Old DMJK) (the "Annual Aggregate Compensation"), as set forth in Schedule 4.1(a):


                  4.1(a) PAYMENT OF ANNUAL AGGREGATE COMPENSATION. The Annual Aggregate Compensation payable under subsection 4.1(a) for each fiscal year in question shall be paid in equal semi-monthly installments with each such installment equal to 1/24 of the amount set forth in Section 1 of Schedule 4.1(a) and subsection (ii) of Sections 2-5 of Schedule 4.1(a). The Annual Aggregate Compensation payable for the fiscal year ended April 30, 1999 shall be prorated so that the amount of Annual Aggregate Compensation payable under Section 1 of Schedule 4.1(a) shall be the percentage of fiscal year 1999 (in days) that this Agreement is in effect multiplied by One Million Two Hundred Twenty-Seven Thousand Four Hundred Thirty-Two Dollars ($1,227,432), and the payment thereof shall be made in semi-monthly payments over the remaining term of such year. Promptly after the conclusion of each of the fiscal years set forth on the attached Schedule 4.1(a), an annual reconciliation shall be performed, and if the amount payable to the Employee, together with the amounts payable to all other Shareholder CPAs (the "Actual Compensation Paid"), exceeds the amount which should have been paid pursuant to Schedule 4.1(a) (as reduced, if at all, by the provisions of subsection 4.1(c) below), then the Shareholder CPAs, including Employee, shall pay the excess to Old DMJK within 30 days after demand or the Annual Aggregate Compensation for the next year shall be reduced accordingly, at the option of Old DMJK. Alternatively, if the Actual Compensation paid is less than the amount which should have been paid pursuant to Schedule 4.1(a) (as reduced, if at all, by the provisions of subsection 4.1(c)) then Old DMJK shall pay the Shareholder CPAs, including Employee, such deficit within thirty (30) days after the reconciliation is completed.

                  4.1(b) ALLOCATION OF ANNUAL AGGREGATE COMPENSATION. The amounts payable pursuant to this subsection 4.1 shall be paid and allocated by Old DMJK to Employee in such amount as may be established by the Old DMJK Compensation Committee (the "Compensation Committee"), the members of which for the fiscal year ended April 30, 1999, are identified on Schedule 4.1(b) attached hereto. The Annual Aggregate Compensation for the fiscal year ended April 30, 1999 shall be allocated in the amount agreed upon and set forth on Schedule 4.1(b) hereto (the "Allocated Amount"). Other than for the fiscal year ended April 30, 1999, such allocation is subject to approval by the Old DMJK Board of Directors, such approval not to be unreasonably withheld. The Shareholder CPAs shall select the members of such Compensation Committee on May 1 to serve for the fiscal year beginning on that date and shall notify Old DMJK of the identity of the Compensation Committee on such May 1. The Compensation Committee so identified shall establish that percentage of the Annual Aggregate Compensation to be received by each Employee for the succeeding fiscal year, and such base compensation shall not change without the prior written consent of Old DMJK, which consent shall not unreasonably be withheld.

                    4.1(c) REDUCTION OF ANNUAL AGGREGATE COMPENSATION. The Annual Aggregate Compensation payable as set forth in this subsection
         4.1 shall be reduced, if at all, as follows: (i) if the operations of Old DMJK and New DMJK (treated for this purpose as if such operations were consolidated for purposes of financial statements and reporting) result in a net loss (as determined in accordance with generally accepted accounting principles ("GAAP") and including Annual Aggregate Compensation prior to any adjustment pursuant to this subsection 4.1(c)) in any year during the Term, then the Annual Aggregate Compensation for that year shall be reduced by the amount of such net loss. In determining whether there is a net loss for any year for purposes of this subsection 4.1(c), (x) Old DMJK and New DMJK will be charged a cost of capital (for funds advanced to Old DMJK by HRB Business Services or any affiliate or to New DMJK by HRB Business Services or any affiliate or by Old DMJK for purposes other than acquiring accounting practices) at a variable rate of interest equal to the prime rate announced by Commerce Bank, N.A. of Kansas City plus one percent (1%), adjusted monthly on the first day of each month (the "Intercompany Interest") and (y) goodwill shall not be included in determining net loss; and (ii) the Annual Aggregate Compensation shall be reduced, dollar for dollar by the amounts, if any, payable to the Shareholder CPAs by New DMJK, which are in excess of $135,000. In the event of reduction under either subsection 4.1(c)(i) or 4.1(c)(ii) above, the amount of the reduction shall be paid to Old DMJK by the Shareholder CPA's within 30 days from written notice to such effect, or shall be deducted from the Annual Aggregate Compensation payable for the next succeeding fiscal year, at the option of Old DMJK.

                    4.2 REGIONAL AND MARKET BONUSES. For the Initial Term, New DMJK shall be designated the "Market Firm" and the "Regional Firm" in a market or region encompassing Old DMJK's Kansas City office, which determination of such market (the "Market") or region (the "Region") is in the reasonable discretion of HRB Business Services and may be amended during each of the fiscal years ended April 30, 1999 through 2003. Pursuant to such designation as a Market Firm and a Regional Firm, Old DMJK shall pay the Shareholder CPAs, the following amounts, if any are earned, as set forth herein.

                    4.2(a) REGIONAL BONUS. An aggregate amount equal to five percent (5%) of the aggregate Earnings (defined below) (after Market Bonuses similar to the Market Bonus described in subsection 4.2(b) below paid or payable to "market level" firms within the designated region and after Local Incentive Bonuses paid or payable as described in subsection 4.4 below) of any accounting firm operations of those subsidiaries or affiliates of HRB Business Services in the Region (the "Regional Bonus").

                    4.2(b) MARKET BONUS. An aggregate amount equal to five percent (5%) of the aggregate Earnings (after Local Incentive Bonuses paid or payable as described in subsection 4.4 below) of the accounting firm operations of those subsidiaries or affiliates of HRB Business Services in the Market (the "Market Bonus").

                    4.2(c) LIMITATION ON REGIONAL BONUS. The Regional Bonus payable for any particular fiscal year shall only be payable if the aggregate Earnings of the Region (after bonuses otherwise payable under subsections 4.2(a) and 4.2(b) and after "market level" bonuses paid or payable to other firms within such Region for the applicable fiscal year) exceed ten percent (10%) of the Gross Revenues (defined below) of the Region for such fiscal year. The maximum aggregate Regional Bonus payable to all firms in any region shall not exceed five percent (5%) of the aggregate Earnings of the region determined as set forth in this subsection 4.2.

                    4.2(d) LIMITATION ON MARKET BONUS. The Market Bonus payable for any particular fiscal year shall only be payable if the aggregate Earnings of the Market after the Market Bonus otherwise payable under subsection 4.2(b)) exceeds ten percent (10%) of the Gross Revenues of the Market for such fiscal year. The maximum aggregate Market Bonus payable to all firms in any market shall not exceed five percent (5%) of the aggregate Earnings of the market determined as set forth in this subsection 4.2.

                    4.2(e) ALLOCATION OF REGIONAL AND MARKET BONUSES. Any amounts payable pursuant to this subsection 4.2 shall be allocated among the Shareholder CPAs by the Compensation Committee, subject to approval by Old DMJK, which approval shall not be unreasonably withheld. Employee has no right to receive a portion of the Market Bonus or Regional Bonus, and Employee may be allocated a portion of the Regional Bonus and Market Bonus only if the Compensation Committee, subject to Old DMJK's approval as described in this subsection 4.2(e), so determines. Employee shall have no claim against Old DMJK for any such allocation (or the failure to allocate any such amount to Employee). Employee shall forfeit any amount allocated to Employee for a Regional Bonus or a Market Bonus in the event that Employee is not employed by Old DMJK (other than due to retirement from practice, disability or death) on the date of payment of such allocated amounts. Amounts payable under this subsection 4.2 shall be paid within sixty
         (60) days following the end of each fiscal year for which such Market Bonuses and Regional Bonuses are payable.

                   4.3 NATIONAL BONUS. Subject to the conditions set forth herein, Old DMJK shall pay to the Shareholder CPAs the following aggregate amounts, if any are earned, as set forth herein (the "National Bonus").

                    4.3(a) FISCAL YEAR ENDED APRIL 30, 2000. Five Hundred Thousand Dollars ($500,000) if the aggregate Earnings of all United States accounting firm operations affiliated with HRB Business Services (the "HRB Business Services Accounting Operations") equal or exceed Eight Million Dollars ($8,000,000) for the fiscal year ended April 30, 2000.

                    4.3(b) FISCAL YEAR ENDED APRIL 30, 2001. Five Hundred Thousand Dollars ($500,000) if the aggregate Earnings of the HRB Business Services Accounting Operations equal or exceed Sixteen Million Dollars ($16,000,000) for the fiscal year ended April 30, 2001.

                    4.3(c) FISCAL YEAR ENDED APRIL 30, 2002. Five Hundred Thousand Dollars ($500,000) if the aggregate Earnings of the HRB Business Services Accounting Operations affiliated with HRB Business Services equal or exceed twenty-four Million Dollars ($24,000,000) for the fiscal year ended April 30, 2002.

                    4.3(d) ALLOCATION OF NATIONAL BONUS. Any amounts payable for any fiscal year pursuant to this subsection 4.3 shall be allocated among the Shareholder CPAs by the Compensation Committee, subject to approval by Old DMJK, which approval shall not be unreasonably withheld. Employee has no right to receive a portion of the National Bonus, and Employee will be allocated a portion of the National Bonus only if the Compensation Committee, subject to Old DMJK's approval as described in this subsection 4.3(d), so determines. Employee shall have no claim against Old DMJK for any such allocation (or the failure to allocate any such amount to Employee). Employee shall forfeit any amount allocated to Employee in the event that Employee is not employed by Old DMJK (other than due to retirement from practice, disability or death) on the date of payments of any amounts allocated to Employee. Amounts payable under this subsection 4.3 shall be paid within sixty
         (60) days following the end of each fiscal year for which such National Bonus is payable.

                   4.4 LOCAL INCENTIVE BONUS. Subject to the conditions set forth herein, Old DMJK shall pay the Shareholder CPAs the amounts, if any, determined as follows.

                    4.4(a) ELIGIBILITY FOR LOCAL INCENTIVE BONUS. Each fiscal year (May-April) during the Term and for the fiscal year ended April 30, 2004 in the event the Term is extended through such year (a "Plan Year"), the Shareholder CPAs who are employed by Old DMJK or New DMJK shall be entitled to receive a bonus, if earned, determined in the aggregate as follows in this subsection 4.4 (the "Local Incentive Bonus").

                    4.4(b) DEFINITIONS. For purposes of this subsection 4.4 only, the following terms shall have the meanings set forth. "Excess Profit" means the amount by which the Net Margin for the applicable fiscal year exceeds the Profit Threshold for the Plan Year. "Net Margin" means the amount by which Adjusted Earnings Before Shareholder Compensation for the applicable Plan Year exceeds Shareholder Compensation for such Plan Year. "Profit Threshold" means the following amounts for the Plan Years shown:

         1999              $1,295,000
         2000              $1,372,700
         2001              $1,455,062
         2002              $1,542,366
         2003              $1,634,908
         2004              $1,733,002

         If Old DMJK or New DMJK acquires accounting practice(s), firms or fees which are consolidated with such office's operations and financial statements, the Profit Threshold shall be adjusted as is necessary so that same reflects an internal rate of return on the additional capital outlays for such acquisitions equal to fifteen percent (15%). The calculation of such rate of return shall be the same method as was used for the calculation of the above Profit Threshold(s). "Adjusted Earnings Before Shareholder Compensation" means the consolidated net income of New DMJK and Old DMJK determined in accordance with GAAP, provided that such consolidated net income shall be before (i) income taxes (ii) amortization of goodwill, (iii) Shareholder Compensation (whether such compensation is Annual Aggregate Compensation, Regional Bonus, Market Bonus, National Bonus or Local Incentive Bonus) and the national director's compensation. "Shareholder Compensation" means compensation payable pursuant to subsections 4.1, 4.2 and 4.3 of this Agreement.

                    4.4(c) CALCULATION OF LOCAL INCENTIVE BONUS. Each Plan Year during the Term, the Shareholder CPAs shall be entitled to a bonus, if earned, equal in the aggregate to fifty percent of the Excess Profit.

                    4.4(d) PAYMENT OF LOCAL INCENTIVE BONUS. Any Local Incentive Bonus earned by the Shareholder CPAs shall be payable, if at all, on the first June 15 which is at least one year following the conclusion of the Plan Year for which the Local Incentive Bonus was earned; provided, however, that the Local Incentive Bonus shall only be payable on such June 15 if the aggregate Net Margin for all Plan Years ending before such June 15 equal or exceed the sum of the Profit Thresholds for such Plan Years.

                    4.4(e) ALLOCATION OF LOCAL INCENTIVE BONUS. Any amounts payable pursuant to this subsection 4.4 shall be allocated among the Shareholder CPAs by the Compensation Committee, subject to approval by Old DMJK, which approval shall not be unreasonably withheld. Employee has no right to receive a portion of the Local Incentive Bonus, and Employee will be allocated a portion of the Local Incentive Bonus only if the Compensation Committee, subject to Old DMJK's approval as described in this subsection 4.4(e), so determines. Employee shall have no claim against Old DMJK for any such allocation (or the failure to allocate any such amount to Employee). Employee shall forfeit any amount allocated to Employee in the event that Employee is not employed by Old DMJK (other than due to retirement from practice, disability or death) on the date of the payment of such allocated amount.

                   4.5 DEFINITION OF EARNINGS. For purposes of subsections 4.2 and 4.3 above, except as otherwise set forth, the aggregate "Earnings" of HRB Business Services accounting firm operations shall be net income as determined for the applicable market, region or nationality in accordance with GAAP; provided that such net income shall not include (a) Intercompany Interest; (b) provision for income taxes; or (c) indirect overhead costs not directly incurred by Old DMJK or New DMJK. Goodwill shall be amortized over a fifteen (15) year period and shall reduce net income for the purposes of computing Earnings under subsection 4.2, but shall not be deducted from net income for purposes of computing Earnings under subsection 4.3.

                   4.6 DEFINITION OF "LOCAL" OR "GROSS" REVENUES. As used herein, the term "Local Revenues" or "Gross Revenues" shall mean the total gross revenues of Old DMJK from the provision of accounting and other services to clients plus the total gross revenues of New DMJK from provision of accounting and other services each as determined in accordance with GAAP (less intercompany revenues payable by Old DMJK or New DMJK to the other which would be eliminated if Old DMJK and New DMJK were consolidated) and less returns, credits and allowances).

                   4.7 AUTOMOBILE ALLOWANCE. Employee shall receive on the first day of each month during the Term hereof, an automobile allowance in the amount set forth on Schedule 4.7 hereto.

                5. VACATION. The Employee shall be entitled to four (4) weeks of paid vacation during each year of the Term hereunder in conformance with the H&R Block, Inc. Company Paid Time Off Policy. Vacation shall be taken at times mutually agreed upon by the Employee and Old DMJK.

                6. BENEFITS.

                   6.1 BENEFITS. During the Term, the Employee shall be eligible to participate in those pension, profit-sharing, stock option or similar plan(s) or program(s) of Old DMJK, if any, established hereafter for the benefit of employees of Old DMJK, subject to all eligibility requirements applicable to employees covered thereby. The Employee shall be entitled to participate in any group insurance, hospitalization, medical, health and accident, disability or similar or non-similar plan or program of Old DMJK established hereafter for the benefit of employees of Old DMJK, subject to all eligibility requirements applicable to employees covered thereby. Set forth on Schedule 6.1 to this Agreement are the benefits which Old DMJK shall provide to Employee.

                   6.2 PROFESSIONAL LIABILITY INSURANCE. During the Term, Old DMJK shall maintain, at its expense, professional liability insurance of at least One Million Dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) annual aggregate, covering Employee for Employee's acts and omissions in the performance of Employee's duties hereunder. Old DMJK may provide all or any portion of the insurance required hereby under a program of self-insurance.

                7. NON-COMPETITION.

                   7.1 SCOPE. Until the later to occur of April 30, 2003 or that date which is (3) years after the expiration or termination of this Agreement, for any reason or for no reason, Employee shall not directly or indirectly:

                    7.1(a) Own, have any interest in or be, serve or act as an individual proprietor, employee, agent, stockholder, officer, employee, consultant, director, joint-venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than five percent (5%) of the total outstanding stock of Old DMJK if Old DMJK becomes a publicly-held entity) of or with, or assist in any way, any corporation, employee, firm or business enterprise (other than New
         DMJK) which does business
         anywhere in the United States and which is engaged or to Employee's knowledge after due inquiry intends to engage in the provision of financial or accounting services or tax return preparation services of a type which are provided by H&R Block, Inc. or any of its affiliates (or which H&R Block, Inc. or any of its affiliates are planning to offer, but as to planned activities only if Employee is or was engaged in such planning) at the time of such expiration or termination.

                    7.1(b) Solicit or induce, or attempt to solicit or induce, any Employee or independent contractor of Old DMJK, their respective parents or affiliates or any other person who shall otherwise be in the service of Old DMJK, their respective parents or affiliates to terminate his or her employment with or otherwise cease his or her relationship with Old DMJK, their respective parents or affiliates; or

                    7.1(c) Solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers (whether any such customer has done business with Old DMJK once or more than once), suppliers or accounts, or prospective clients, customers, suppliers or accounts, of Old DMJK, their respective parents or affiliates.

Notwithstanding the foregoing, any Employee may own less than two percent (2%) of the outstanding voting stock of a corporation coming within the restrictions of this Section 7, the securities of which are listed on a national securities exchange or are traded in the national over-the-counter market as quoted by the National Association of Securities Dealers to The Wall Street Journal, if the Employee does not participate in the management of, perform services for, or have any other beneficial interest in, such corporation.

                   7.2 LIMITATIONS ON ENFORCEMENT. If any restriction set forth in this Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time, over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which such court shall consider enforceable.

                   7.3 EXTENSION OF PERIOD OF NON-COMPETITION. If Employee violates any of the provisions of this Section 7 after the date hereof, the computation of the time period provided in subsection 7.1 shall be extended for a period equal to the period of any such violation.

                8. CONFIDENTIALITY.

                   8.1 CONFIDENTIAL INFORMATION. Employee agrees that Employee shall not use, or disclose to any person, either during the Term or after the termination of this Agreement for any reason, any confidential or proprietary information (herein collectively referred to as "Confidential Information") furnished or provided by Old DMJK or HRB Business Services, its parents or affiliates to Employee hereunder or otherwise, whether such information is conveyed directly or on Old DMJK's behalf, except for purposes consistent with the administration and performance of Employee's obligations hereunder, or as required by law, provided that written notice of any legally required disclosure shall be given to Old DMJK promptly prior to any such disclosure and the Employee shall reasonably cooperate with Old DMJK to protect the confidentiality thereof pursuant to applicable law or regulation. For purposes of this Agreement, the term "Confidential Information" includes (without limitation) information in any format, including without limitation, written, graphic or electromagnetic information and including but not limited to, technical, financial and business information and models, designs, manufacturing and test processes, procedures, names of customers or suppliers, plans, data, specifications or any other confidential and proprietary information. The term "Confidential Information," as used herein, does not include information (a) which was already in the public domain, or (b) which was in the rightful possession of Employee, at the time of its disclosure, or (c) which is disclosed as a matter of right by a third party source after the execution of this Agreement provided such third party source is not bound by a confidentiality agreement with Old DMJK or (d) which passes into the public domain by acts other than the unauthorized acts of the Employee.

                   8.2 USE OF CONFIDENTIAL INFORMATION. It is hereby agreed that Employee will not use the Confidential Information in any way detrimental to Old DMJK or HRB Business Services, and that the Confidential Information will be kept confidential by Employee; provided, however, that any disclosure of such Confidential Information may be made to any party to which Old DMJK or HRB Business Services consent in writing prior to such disclosure.

                   8.3 PROTECTION OF CONFIDENTIAL INFORMATION. For the purpose of complying with the confidentiality obligations set forth herein, the Employee shall, at a minimum, use efforts commensurate with those that Employee uses for protecting the confidentiality of corresponding information of Employee.

                   8.4 PRIOR CONFIDENTIAL INFORMATION. Any Confidential Information supplied to Employee by Old DMJK or HRB Business Services prior to the execution of this Agreement shall be considered in the same manner and be subject to the same treatment as the Confidential Information made available after the execution of this Agreement, and it is understood that this Agreement is not intended to, and does not, obligate either Employee or Old DMJK to enter into any further agreements or to proceed with any possible relationship or other transaction.

                9. TERMINATION. In addition to termination pursuant to the provisions of Section 2, the Employment of the Employee may be terminated (the "Termination Date") as follows:

                   9.1 BY OLD DMJK FOR CAUSE. During the Term, effective upon notice of termination given to the Employee by Old DMJK if Old DMJK determines that "cause" for such termination exists. "Cause" shall be deemed to exist if the Employee:

                       (a) engages in unethical or unprofessional conduct or
                commits an act of dishonesty, including, but not limited to, misappropriation of funds or any property of Old DMJK, its parent or affiliates;

                       (b) engages in activities or conduct injurious to the
                reputation of Old DMJK, its parent or affiliates;

                       (c) demonstrates gross insubordination in connection
                with Employee's services to Old DMJK under this Agreement;

                       (d) commits a felony;

                       (e) fails to maintain in good standing
                (without any limitations or restrictions) Employee's certification and license as a CPA in all states where Employee's activities require such certification and license;

                       (f) ceases to be a Shareholder CPA;

                       (g) enters into an arrangement and/or agreement or
                becomes a member, shareholder, employee, officer or director of any entity that provides services substantially similar to those provided by New DMJK or Old DMJK in violation of Section 7 of this Agreement;

                       (h) otherwise breaches Section 7 or 8 hereof; or

                       (i) violates any term or condition of this Agreement not
                covered by items (a) - (h) above and does not cure such violation within fifteen (15) days after notice of same by Old DMJK;

                   9.2 DEATH OR DISABILITY. In addition to termination for the reasons otherwise set forth herein, this Agreement and Employee's employment shall also terminate upon the Employee's death or "Disability." "Disability" means the inability of the Employee to perform Employee's duties or services as provided in this Agreement because of mental, physical or other illness, disease or injury, where such disability (a) shall have existed for an aggregate of twelve months in any 24-month period and Old DMJK shall have so notified the Employee thereof, or (b) has prevented Employee from performing substantially all of his or her duties hereunder for a period of twelve (12) consecutive months.

                   9.3 BY OLD DMJK WITHOUT CAUSE. After the Initial Term, Old DMJK may terminate this Agreement and Employee's employment, without cause, upon not less than ninety (90) days prior written notice to the Employee as set forth in Section 2 above.

                   9.4 BY EMPLOYEE. During the Term, Employee may terminate this Agreement for "cause" which shall mean breach of any material provision hereof by Old DMJK if Old DMJK does not either commence cure thereof within 15 days after written notice from Employee, or, having commenced cure, does not thereafter promptly and diligently prosecute cure to completion. In addition to termination for the reasons otherwise stated herein, this Agreement and Employee's employment with Old DMJK may be terminated during the Initial Term by Employee on not less than 30 days prior written notice, without cause. After the Initial Term, Employee may terminate this Agreement and Employee's Employment upon ninety (90) days prior written notice to Old DMJK as set forth in Section 2 herein, with or without cause.

                   9.5 TERMINATION BY OLD DMJK. In addition to the termination for the reasons otherwise stated herein, this Agreement and Employee's employment with Old

DMJK shall be terminated automatically, without any action by Old DMJK, upon the effective date of any termination of Employee's employment by New DMJK, for whatever reason.

                   9.6 TERMINATION OF MANAGEMENT SERVICES AGREEMENT. In addition to the termination for the reasons otherwise stated herein, this Agreement and Employee's employment with Old DMJK shall be terminated at Old DMJK's option upon termination of the Management Services Agreement. Such termination shall be effective on the date of any termination of the Management Services Agreement.

                   9.7 EFFECT OF TERMINATION. Upon any termination of the Employee's employment and this Agreement, Old DMJK and the Employee shall have no further obligations under this Agreement to the other except:

                       (a) If the termination is pursuant to subsections 9.1,
         9.2 if Employee is suffering a Disability, or subsection 9.4 if termination is without cause, Employee's obligations under Section 7 shall continue for the period set forth therein, and the Employee's obligations under Section 8 shall continue in full force and effect indefinitely;

                       (b) If the termination is pursuant to subsection 9.3 without cause or subsection 9.4 with cause, Employee's obligations under subsection 7.1(a) shall cease on the Termination Date, but Employee's obligations under Section 8 and subsections 7.1(b) and 7.1(c) shall continue in full force and effect indefinitely;

                       (c) If the Management Services Agreement is terminated by Old DMJK because HRB Business Services determines to cease providing accounting services, and if Employee's employment hereunder is terminated as a result thereof, then Employee's obligations under subsection 7.1(a) shall cease on the Termination Date and Employee's obligations under Section 8 and subsections 7.1(b) and 7.1(c) shall continue in full force and effect indefinitely;

                       (d) If the Management Services Agreement is terminated by Old DMJK because (1) New DMJK loses or has suspended any license or certification to practice public accounting and/or to hold itself out as a firm engaged in public accounting; (2) New DMJK is dissolved or liquidated or files a voluntary petition in bankruptcy or other action is taken voluntarily or involuntarily under any statute for the protection of creditors; or (3) New DMJK beaches a material provision of the Management Services Agreement and fails either to commence a cure of the breach within fifteen (15) days after the delivery of notice of such breach by Old DMJK or having so commenced cure, fails thereafter to prosecute cure promptly to completion within thirty (30) days after receipt of such initial notices, and if Employee's employment hereunder is terminated as a result thereof, then Employee's obligations under Section 7 shall continue for the term set forth therein, and Employee's obligations under Section 8 shall continue indefinitely.

                    (e) If the Management Services Agreement is terminated by New DMJK because Old DMJK breaches a material provision of the Management Services Agreement and fails either to commence cure of the breach within fifteen (15) days after the receipt of notice of such breach by New DMJK, or having so commenced cure, fails thereafter to prosecute cure promptly to completion within thirty (30) days after receipt of such written notice, and if Employee's employment hereunder is terminated as a result thereof, then Employee's obligations under subsection 7.1(a) shall cease on the Termination Date, and Employee's obligations under Section 8 and subsections 7.1(b) and 7.1(c) shall continue indefinitely.

                    (f) In the event this Agreement is terminated after a change in any applicable statutes, regulations or interpretations thereof, the adoption of any new regulations or legislation (collectively, the "Laws"), or an enforcement of Laws that would materially affect the operation or compensation under the Management Services Agreement, or which would make the Management Services Agreement unlawful, and the parties fail to negotiate a new Management Services Agreement, and if Employee's employment hereunder is terminated as a result thereof, Employee's obligations shall continue under Section 7 as set forth therein and Employee's obligations under Section 8 shall continue indefinitely. However, this Agreement shall remain in effect during any negotiation period described in the preceding sentence.

                    (g) Old DMJK's obligation to pay Employee compensation shall continue for any periods up and through the Termination Date worked by the Employee for which Employee has not been paid; however, Employee will be paid for any Market Bonus, Regional Bonus, or National Bonus unless Employee is not employed by Old DMJK (other than due to retirement from practice, disability or death) on the date that such Market Bonus, Regional Bonus or National Bonus is paid.

                9.8 AVAILABILITY OF INJUNCTIVE RELIEF. In the event of a breach or threatened breach by Employee of any provision of Sections 7 or 8 hereof, Old DMJK shall be entitled to seek an injunction restraining such breach, but nothing herein shall be construed as prohibiting Old DMJK from pursuing any additional remedy available to Old DMJK for such breach or threatened breach.

               10. MISCELLANEOUS.

                   10.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding among Old DMJK and the Employee concerning the subject matter hereof. No modification, amendment, termination or waiver of this Agreement shall be binding unless in writing and signed by the Employee and a duly authorized officer of Old DMJK. Failure of Old DMJK or the Employee to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such terms, covenants and conditions.

                   10.2 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Employee and the heirs, executors and administrators of the Employee or of his or her estate and property, and shall inure to the benefit of Old DMJK and its successors and assigns. Being a contract for personal services, the Employee may not assign or transfer to others (a) the right to receive payments hereunder or (b) the obligation to perform his duties and services hereunder. Old DMJK may assign or transfer this Agreement (provided the Employee is given notice thereof) to any subsidiary, parent or affiliate of Old DMJK.

                   10.3 TAXES. From any payments due hereunder to the Employee from Old DMJK, there shall be withheld amounts reasonably believed by Old DMJK to be sufficient to satisfy liabilities for federal, state and local income and related taxes and other charges.

                   10.4 NOTICES. Any notices required or permitted by this Agreement must be in writing to be effective, and shall be deemed made or given, if by mail, three days after depositing such notice in the United States mails, postage prepaid, addressed to the parties, or by facsimile (if receipt is confirmed) as follows:

         If to the Employee:

                      To:   Terrence E. Putney
                            ________________________
                            ________________________

         If to Old DMJK:

                  To:      HRB Business Services, Inc.
                           4400 Main Street
                           Kansas City, Missouri 64111
                  Attn:    Bret G. Wilson

                  with a copy to John R. Cox at the same address.


or, if by delivery, when delivered personally to the Employee or to the above-named representative of Old DMJK, as the case may be. A copy of each notice forwarded by Employee to Old DMJK or by Old DMJK to Employee shall be forwarded at the time of first mailing or delivery, to Old DMJK.

                   10.5 RIGHT TO OFFSET. Subject to subsection 10.6, Old DMJK shall have the right but not the obligation to offset any amounts due Old DMJK by Shareholder CPAs or New DMJK against amounts that Old DMJK owes to the Shareholder CPAs or New DMJK under this Agreement, the Management Services Agreement (but only with respect to amounts payable by New DMJK to any Shareholder CPA) or that certain Agreement for Purchase and Sale of Stock of Donnelly Meiners Jordan Kline P.C or any agreement referred to therein. Offsets for damages incurred by Old DMJK resulting from a breach of Sections 7 or 8 herein shall be applied only against amounts due the breaching Shareholder CPAs. Otherwise, all offsets involving amounts owed to the Shareholder CPAs shall be taken against amounts due all Shareholder CPAs.

                   10.6 ARBITRATION. The parties hereto agree that any such dispute relating to or in respect of this Agreement, its negotiation, execution, performance, subject matter, or any course of conduct or dealing or actions under or in respect of this agreement, shall be submitted to, and resolved exclusively pursuant to arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. Such arbitration shall take place in Kansas City, Missouri, and decisions pursuant to such arbitration shall be final, conclusive and binding on the parties. Upon the conclusion of arbitration, the parties may apply to any court of competent jurisdiction to enforce the decision pursuant to such arbitration. The arbitration proceeding shall be subject to the laws of the State of Missouri. Each party will bear its own costs. The parties hereto hereby waive and shall not seek a jury trial in any lawsuit, proceeding, claim, counterclaim, defense or other litigation or dispute under or in respect of this Agreement. The parties will use their best efforts to complete any arbitration within ninety
(90) days from the date the arbitration is initiated by a party.

                   10.7 HEADINGS. All headings in this Agreement are for convenience only and are not intended to affect the meaning of any provision hereof.

                   10.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts with the same effect as if the signatures to all such counterparts were upon the same instrument, and all such counterparts shall constitute but one instrument.

                   IN WITNESS WHEREOF, the Employee has executed this Agreement and Old DMJK has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.



                                   DONNELLY MEINERS JORDAN KLINE,
                                   INC.



                                   By:      /s/ Bret G. Wilson
                                            ------------------------------------
                                   Name:    Bret G. Wilson
                                            ------------------------------------
                                   Title:   Vice President
                                            ------------------------------------



                                   /s/ Terrence E. Putney
                                   ---------------------------------------------
                                   Terrence E. Putney

                                  SCHEDULE 4.1

                                SHAREHOLDER CPAS


1.       David E. Enenbach

2.       Daniel J. Haake

3.       Edwin C. Hoguland

4.       Terrence E. Putney

5.       Harry E. Jordan

6.       James R. Kline Jr.

7.       Gerard J. Meiners

8.       Robert A. Thomas, Jr.

                                 SCHEDULE 4.1(a)

                         ANNUAL AGGREGATE CONSIDERATION


1. FISCAL YEAR ENDED APRIL 30, 1999. For the fiscal year ended April 30, 1999, the Shareholder CPAs shall receive Annual Aggregate Compensation equal to One Million Two Hundred Twenty-Seven Thousand Four Hundred Thirty-Two Dollars ($1,227,432). Such Aggregate Annual Compensation shall be prorated and only paid for the portion of the fiscal year ended April 30, 1999 in which this Agreement is in effect.

2. FISCAL YEAR ENDED APRIL 30, 2000. For the fiscal year ended April 30, 2000, the Shareholder CPAs shall receive Annual Aggregate Compensation equal to (i) Twenty-Three and 49/100 percent (23.49%) of Local Revenues for fiscal year (as defined below) of Old DMJK or (ii) One Million Two Hundred Ninety-Five Thousand Five Hundred Fifty-Four Dollars ($1,295,554), whichever is less.

3. FISCAL YEAR ENDED APRIL 30, 2001. For the fiscal year ended April 30, 2001, the Shareholder CPAs shall receive Annual Aggregate Compensation equal to the lesser of (i) Twenty-Three and 49/100 percent (23.49%) of Local Revenues for such year, or (ii) One Million Three Hundred Sixty-Seven Thousand Eighty-One Dollars ($1,367,081).

4. FISCAL YEAR ENDED APRIL 30, 2002. For the fiscal year ended April 30, 2002, the Shareholder CPAs shall receive Annual Aggregate Compensation equal to the lesser of (i) Twenty-Three and 49/100 (23.49%) of Local Revenues for such year or (ii) One Million Four Hundred Forty-Two, One Hundred Eighty-Five Dollars ($1,442,185).

5. FISCAL YEAR ENDED APRIL 30, 2003. For the fiscal year ended April 30, 2003, the Shareholder CPAs shall receive Annual Aggregate Compensation equal to the lesser of (i) Twenty-Three and 49/100 percent (23.49%) of Local Revenues for such year or (ii) One Million Five Hundred Twenty-One and Forty-Four Dollars ($1,521,044).

6. DEFINITION OF "LOCAL" OR "GROSS" REVENUES. As used herein, the term "Local Revenues" or "Gross Revenues" shall mean the total gross revenues of Old DMJK from the provision of accounting and other services to clients plus the total gross revenues of New DMJK from provision of accounting and other services each as determined in accordance with GAAP (less intercompany revenues payable by Old DMJK or New DMJK to the other which would be eliminated if Old DMJK and New DMJK were consolidated) and less returns, credits and allowances).

                                 SCHEDULE 4.1(b)

           COMPENSATION COMMITTEE FOR FISCAL YEAR ENDED APRIL 30, 1999



                                David E. Enenbach

                                Gerard J. Meiners

                                James R. Kline, Jr.











              ALLOCATED AMOUNT FOR FISCAL YEAR ENDED APRIL 30, 1999


               Enenbach, David E.                                  176,066

               Haake, Daniel J.                                    120,731

               Hogueland, Edwin C.                                 120,731

               Jordan, Harry E.                                    181,097

               Kline, James R., Jr.                                125,761

               Meiners, Gerard J.                                  186,127

               Putney, Terrence E.                                 191,157

               Thomas, Robert, Jr.                                 125,761
                                                                 ---------
                                                                 1,227,432

                                  SCHEDULE 4.7

                              AUTOMOBILE ALLOWANCE

                     $500 per month for each Shareholder CPA

                                  SCHEDULE 6.1

                         COMPENSATION PLANS AND BENEFITS



DEFERRED COMPENSATION







STOCK OPTIONS







401(k) PLAN







HEALTH INSURANCE







CONTINUING PROFESSIONAL EDUCATION